Exhibit 99.2

RESOLUTION of THE BOARD OF DIRECTORS

OF

SEEDO CORP.

The following is a true copy of the RESOLUTION duly adopted by the Board of Directors of this Corporation at a special meeting, notice to this meeting having been waived, held on this 7th day of November, 2021;

The Board of Directors which was present for this meeting & took active part therein was:

SHMUEL YANNAY

MOSHE BAR SIMAN TOV

IRIS TOVA GINSBURG

WHEREAS there has been presented to and considered by this meeting a Motion to appoint a fourth Director to our Board;

NOW THEREFORE BE IT RESOLVED that the corporation having considered this matter, has opened the floor to all those who voice a preference in the issue, and pursuant to DGCL §141, the Directors unanimously has RESOLVED:

That our current CFO, GADI LEVIN is hereby appointed to the Board of Directors as a full Director and has accepted such nomination.

Said Motion is hereby passed and the corporate books, records and the Secretary shall file this Resolution in the corporate records

DATED: 7th November, 2021

__________________

David E. Price, Esq.,

Corp Secretary, Counsel